FIBERTEK, INC.
AN ADVANCED LASER TECHNOLOGIES COMPANY

510 HERNDON PARKWAY
HERNDON, VIRGINIA 20170

TELEPHONE: (703) 471-7671
FAX: (703) 471-5806

FIBERTEK, INC.
510 Herndon Parkway
Herndon, Virginia 20170

Subcontract No. 280009-49520

Seller: Quintessence Photonics Corporation
15632 Roxford Street
Sylmar, CA 91342-1265

INTRODUCTION

This Subcontract Agreement, effective 02 June 2006 is made between FIBERTEK, Inc. Engineering Support Services Division (hereinafter known as "Buyer"), a Virginia Corporation with principal offices in Herndon, Virginia, and Quintessence Photonics Corporation hereinafter known as "Seller"), Quintessence Photonics Corporation with principal offices in Sylmar CA. The effort to be performed by Seller under this Subcontract will be in support of Buyer's Missile Defense Agency Prime Contract No. HQ0006-04-D-0001. The work defined in the attached Statement of Work will be performed in accordance with the Specific Terms and Conditions that follow.

SPECIFIC TERMS AND CONDITIONS

1.0 TYPE OF CONTRACT/PERIOD OF PERFORMANCE It is the intention of the parties that this Subcontract reflects the provisions of FAR 16.202 constitute a Firm-Fixed Price Type Subcontract as therein defined.

The minimum period of performance for this Subcontract is 02 June 2006 through 31 May 2007 unless amended in writing by mutual agreement of the parties. Performance for this period shall be directed toward completing the effort identified in the attached Statement of Work entitled" Development of 4-5um Mid IR OPO Integrated Diode Sources" and Quintessence Photonics Corporation technical and cost proposal.

2.0 FUNDING

Current funding is 800,000 which is Buyer's maximum liability in the event of termination. Seller is not obligated to perform any work beyond the amount of funding nor shall Buyer be liable to Seller in excess of such amount.

30 PAYMENT

Upon receipt of Seller's invoices and payment of the amounts within those invoices by the Missile Defense Agency via DFAS Columbus Center, payment of allowable cost will be made in accordance with FAR 52.232-1.

4.0 INVOICE Invoices will be mailed to:

FIBERTEK, Inc.
510 Herndon Parkway
Herndon, Virginia 22070
ATTN: Subcontracts Mgmt.

5.0 TECHNICAL AND SUBCONTRACT REPRESENTATIVES The following authorized representatives are hereby designated for this Subcontract:

Seller:

Mr. Paul Rudy (818) 833-4688 email: prudy@qpclasers.com

Buyer:

Dr. Garry Spector (732) 224-3886; email: gspector@fibertek.com

Ms. Rose Rovitti (703) 471-7671; email: rrovitti@fibertek.com

6.0 CONTACTS

Contacts with Buyer which affect the Subcontract cost, fee, schedule, statement of work or other Subcontract terms and conditions shall be made with the authorized Subcontract representative. No changes to this Subcontract will be binding upon Buyer unless incorporated in a written modification to the Subcontract and signed by one of Buyer's Corporate Officers or Buyer's Subcontracts Representative. The effort set forth in the attached Statement of Work shall be performed under the technical direction of Buyer's technical representative. When, in Seller's opinion, such technical direction constitutes a Subcontract agreement, Buyer's Subcontract representative shall be notified immediately for authorization of such change. Until such authorization is granted by Buyer's Subcontract representative, Seller shall perform in accordance with the Subcontract agreement as written.

7.0 DISCLOSURE

Seller shall not disclose information concerning work under this Subcontract unless such information has been cleared as shown in the National Industrial Security Program Operating Manual (NISPOM) (DoD 5220.22-M). All public information materials prepared by the Seller shall be submitted to the following address for clearance prior to release:

Missile Defense Agency
Attn: MDA/MP (Mr. Steve LeClair)
7100 Defense Pentagon
Washington, DC 20301-7100

These materials include but are not limited to, technical papers and responses to news queries which relate to Seller's work under this contract. Material submitted to the above address prior to public release must include the following: (a) two copies of each item, including written material, photographs, drawings,

"dummy layouts" and the like and shall be submitted at least six (6) weeks in advance of the proposed release date. Seller is to send notification to Buyer of any material submitted to the above address. This notification is to be sent to the following:

Fibertek, Inc.
Attn: Subcontracts Manager
510 Herndon Parkway
Herndon, VA 20170

No news releases, photographs, films, videos, advertisements, public announcements, denials, confirmations, or comments concerning any part of this Subcontract or any related program shall be made without prior written approval of Buyer.

8.0 SECURITY WARNING

This Subcontract, or the performance thereof may involve access to information affecting the National Defense of the United States within the meaning of the Espionage Laws, Title 18, U.S.C. Section 793 and 794. The transmission or the revelation of the classified contents, or of the classified matter to which access may be had, in any manner to an unauthorized person is prohibited by law.

A Subcontract Security Classification Specification, DD Form 254, will be included, when and if applicable.

9.0 ASSIGNMENTS AND SUBCONTRACTS

This Subcontract is not assignable and shall not be assigned by Seller without the prior written consent of Buyer.

10.0 NOTICE OF CONSTRUCTIVE CHANGES

No order, statement or direction of anyone, including the U.S. Government Contracting Officer, the authorized representative of the U.S. Government Contracting Officer whether or not acting within the limits of his authority, or any other representative of the Government, shall constitute a change under the "Changes" clause of this Subcontract. The Seller shall be under no obligation to comply with any orders or directions not appropriately authorized in writing by the Buyer.

11.0 RESPONSIBILITY FOR CLAIMS/INDEMNITY

Seller shall indemnify, defend and hold harmless the Buyer, and its officers, directors, and employees with respect to any and all third party suits, liabilities, losses, damages, claims, causes of action, and expenses (including, but not restricted to, reasonable attorney's fees) arising out of or related to: (i) any claim of patent or trade secret infringement relating to Seller products delivered

hereunder, (ii) any defect in product of Seller delivered hereunder or work provided by Seller under this Subcontract, or (iii) any act or omission of the Seller, its employees, agents, or subcontractors, except to the extent resulting from the fault or neglect of the Buyer, or its officers, directors, and employees. Buyer shall promptly notify the Seller of any such third party action or claim.

Buyer shall indemnify, defend and hold harmless the Seller, and its officers, directors, and employees with respect to any and all third party suits, liabilities, losses, damages, claims, causes of action, and expenses (including, but not restricted to, reasonable attorney's fees) arising out of or related to: (i) any claim of patent or trade secret infringement relating to Seller products delivered hereunder based upon information supplied by Buyer to Seller under this Subcontract, or (ii) any act or omission of the Buyer, its employees, agents, or subcontractors, except to the extent resulting from the fault or neglect of the Seller, or its officers, directors, and employees. Seller shall promptly notify the Buyer of any such third party action or claim.

12.0 PATENT AND COPYRIGHT INDEMNITY

Seller shall defend Buyer, Buyer's customers, and any subsequent seller or user of the subcontract deliverables against all claims and proceedings alleging infringement of any United States or foreign patent or copyright of any items delivered under this Subcontract, and Seller shall hold them harmless from any resulting liabilities and losses, provided Seller is reasonably notified of such claims and proceedings. Seller's obligation shall not apply to items manufactured pursuant to detailed designs developed and furnished by Buyer nor to any infringement arising from the use or sale of items in combination with items not delivered by Seller if such infringement would not have occurred from the use or sale of such items solely for the purpose for which they were designed or sold to Buyer. Seller's obligation shall extend to the U.S. Government only if and to the extent Buyer has agreed to indemnify the U.S. Government.

Notwithstanding the foregoing paragraph, when this order is performed under the Authorization and Consent of the U.S. Government to infringe U.S. Patents, Seller's liability for infringement of such Patents in such performance shall be limited to the extent of the obligation of the Buyer to indemnify the U.S. Government.

13.0 INVENTION DISCLOSURES AND REPORTS

In accordance with the requirements of the Patent Rights Clause of this contract, the Seller shall submit DD Form 882, Report of Inventions and Subcontracts along with written disclosure of inventions (including negative reports), to the Subcontract Representative. The Subcontract Representative will forward such reports and disclosures directly to the U.S. Government contract administrator.

14.0 QUALITY CONTROL

Where hardware is to be delivered by Seller, Seller shall provide a quality control system acceptable to Buyer. Manufacturing, certification, inspection and testing records shall be kept complete and available to Buyer at Seller's facility. Buyer may inspect these records and manufacturing plans and test the products at Seller's plant at all reasonable times. Seller shall furnish, free to charge, all reasonable office space, other facilities, and assistance required by Buyer's representatives at Seller's plant. Buyer's personnel shall at all times observe Seller's rules of conduct and security. A like provision giving Buyer the rights set forth above shall be included in Seller's subcontracts and purchase orders.

15.0 PROPRIETARY INFORMATION, TOOLS, MATERIALS, ETC.

(a) Seller agrees it will keep confidential and not use any material, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, drawings, computer programs and software, or other data or information furnished by Buyer for any purpose whatsoever other than as herein specified, including but not limited to, the manufacture of larger quantities, without prior written consent of Buyer. All material, jigs, dies, fixtures, molds, patterns, taps, gauges, other equipment, designs, sketches, specifications, computer programs and software, or other data or information supplied by Buyer for the performance of this Subcontract are the property of Buyer. They are to be marked for identification as Buyer may designate, and upon completion or termination of this order shall be returned to Buyer in good condition, reasonable wear only excepted, together with all spoiled surplus material, unless otherwise directed in writing by Buyer. Seller agrees to replace, at its expense, all such items not so returned. Seller shall make no charge for any storage, maintenance, or retention of such property of Buyer.

Seller shall bear all risk of loss for all of Buyer's property in Seller's possession.

(b) If Buyer furnishes any material for fabrication hereunder Seller agrees: (i) not to substitute any material in such fabrication without Buyer's prior written consent; (ii) that title to such material shall not be affected by incorporation in or attachment to any other property; and (iii) to state and warrant on its packing sheet and invoice for final parts: "All material furnished by Buyer on this order (except that which becomes normal industrial waste or was replaced at Seller's expense) has been returned in the form of parts or held as unused material for Buyer's disposition".

16.0 NON-WAIVER OF RIGHTS

Any failure at any time of Buyer to enforce any provision of this Subcontract shall not constitute a waiver of such provision or prejudice the right of Buyer to enforce such provision at any subsequent time.

17.0 PARTIAL INVALIDITY

If any provision of this Subcontract is or becomes void or unenforceable by force or operation of law, all other provisions shall remain valid and enforceable.

18.0 TRAVEL AND TRAVEL COSTS

All travel must be approved in advance in writing by Buyer using MDA Form 110. Any travel or associated travel costs appearing to be unreasonable, or reflective of an unfavorable trend, i.e. extended commuting for a duration of more that one month, maybe challenged by Buyer. Accordingly, Seller may be required to submit additional information or cost-effectiveness analysis in accordance with contract clauses 52.242-1, Notice of Intent to Disallow Cost and FAR 52.216-7, Allowable Cost and Payment.

19.0 INSURANCE REQUIREMENTS

Seller and its subcontractors shall procure and maintain insurance and coverage as listed below:

Type of Insurance	Minimum Amount
Worker's Compensation and all occupational disease	As required by law
Employer's Liability including all occupational disease When not covered by Workmen's Compensation	$100,000 per accident
General Liability (Comprehensive) Bodily injury per Occurrence	$500,000
Automobile Liability (Comprehensive)	
Bodily Injury per person	$200,000
Bodily Injury per accident	$500,000
Property Damage per accident	$ 20,000

20.0 COMPENSATION FOR DEFECTIVE COST OR PRICING DATA AND/OR COST ACCOUNTING STANDARDS

Seller agrees to compensate Buyer to the full extent of any price or cost reduction effected by Buyer's customer, which may result from (i) the cost or pricing data submitted by Seller or any lower tier subcontractor, which is not accurate, current or complete as of the date submitted or certified by Seller; (ii) the failure by Seller or any lower tier subcontractor to disclose and consistently follow applicable cost accounting practices and standards or otherwise comply with pertinent sections of the Federal Acquisition Regulation (FAR) and regulations promulgated by the Cost Accounting Standards Board.

21.0 ENTIRE AGREEMENT

Upon acceptance of this Subcontract, Seller agrees that the provisions under the contract including all documents incorporated herein by reference, shall constitute the entire Agreement between the parties hereto and supersede all

prior agreements relating to a Subcontract under Prime Contract No. HQ0006-04-D-0001 in their entirety. This Subcontract may not be modified or terminated orally, and no modification nor any claimed waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom such modification or waiver is sought to be enforced.

This document is the entire Subcontract between Buyer and Seller.

Any action taken pursuant to the authorization contained in any Letter Subcontract and any costs incurred thereunder shall be considered as action taken and costs incurred in performance of this Subcontract.

22.0 GENERAL RELATIONSHIP

Seller agrees that in all matters relating to this Subcontract it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this contract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or Government and shall have no authority to represent Buyer as an agent.

23.0 APPLICABLE STATE LAW AND COMPLIANCE

This Subcontract shall be governed by and construed in accordance with the laws of the State of Virginia, except, however, that any Virginia choice of law provision shall not apply. Seller agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all orders, rules and regulations issued thereunder.

24.0 FOREIGN NATIONALS

The Seller shall use only U.S. citizens, or non-U.S. citizens lawfully residing in the United States, who produce evidence of legal authority to be employed in the United States.

25.0 PACKAGING AND MARKING

All items to be delivered under this Subcontract shall be packed and packaged in accordance with good commercial practice and in such a manner that will afford protection against corrosion, deterioration, and physical damage for safe delivery to destination.

All data to be delivered by the Seller under this Subcontract shall be packaged for shipment in accordance with standard commercial practices that will afford protection against deterioration and physical damage for safe delivery to destination.

26.0 PLANT ACCESS TO SELLER'S FACILITIES BY BUYER'S PERSONNEL

The Buyer's personnel shall be allowed access to the Seller's plant in which work under this Subcontract is being performed during normal working hours.

In addition, the Buyer's personnel may be accompanied by the U.S. Government Contracting Officer's Representative (COR) and/or other authorized Government personnel as long as the visiting Government personnel have complied with the visit authorization procedures in accordance with the NISPOM regulations.

27.0 TECHNICAL REPORTS
The Seller is required to submit monthly progress reports to including but not limited to current and cumulative progress, current and cumulative cost information, and anticipated progress for the next month. To the extent required or relevant, Seller will contribute information to be used in Buyer's CDRL requirements to:

Eliot Geathers (724)295-7112; email: egeathers@eoc.psu.edu

28.0 DELIVERABLES All deliverables should be shipped directly to:

Pennsylvania State University
Electro-Optics Center
222 Northpointe Blvd.
Freeport, PA 16001
Attn: Mr. Eliot Geathers

29.0 ORDER OF PRECEDENCE
In the event of an inconsistency or conflict between or among the provision of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

A. Specific Terms and Conditions included herein.

B. Referenced Specifications & FAR/DFARS Clauses.

C. Statement of Work

D. Seller's Technical and Cost proposal

30.0 GOVERNMENT CONTRACTS
The Federal Acquisition Regulation (FAR) or Defense FAR Supplement (DFARS) Sections listed below are incorporated by reference. The effective version of each FAR or DFARS reference shall be the same version as that which appears in Buyer's Prime Contract under which this Subcontract is issued.

The following FAR or DFARS Sections are incorporated by reference. "Contractor" shall mean Seller; "Contracting Officer" means Buyer; "Contract" means this Subcontract and "Government" means Buyer or the

"Government". However, the terms "Government" and "Contracting Officer" do not change: (1) In the "Government Equipment," and "Government-owned Equipment," (2) When a right, act, authorization or obligation can be granted or performed only by the Government or the prime contract Contracting Officer or his duly authorized representative, (3) When title to property is to be transferred directly to the Government, (4) Where specifically modified as noted below, (5) In FAR's: 52.215-1; 52.227-1; 52.227-2, and 52.246-23; DFARS 252.227-7013, -7018, -7026, -7027, and -7029.

If any of the clauses as listed in Appendix 2 are non-applicable by their terms, they shall be self-deleting.

ON WITNESS WHEREOF, the duly authorized representatives of the Buyer and the Seller have executed this Subcontract on the dates shown.

For Seller:	For Buyer:
______________________	______________________
Signature	Signature
______________________	______________________
Name (Typed)	Name (Typed)
______________________	______________________
Title	Title
______________________	______________________
Date	Date

Development of 4-5 um Mid IR OPO integrated diode sources

Background

Broad deployment of countermeasure lasers for military and commercial air platforms is limited by the size, weight and cost of present day countermeasure lasers. These limitations can be mitigated by the development of 2-5 um direct diode lasers which would enable improved (power and cooling) efficiencies over current HEL technologies such as Yttrium Aluminum Garnate (YAG) optical power oscillator (OPO) crystals.

QPC has empirically demonstrated the operating principle to create a diode source that has an output greater than 10 watts at 4-5 micron from a from a single semiconductor chip at room temperature. The results clearly point to major advantages over existing sources in efficiency, cost, complexity, ruggedness and extended spectral range because our design, unlike other mid-infrared laser technology, requires no cryogenic cooling.

QPC proof of principal measurements have demonstrated that the phase matching required for on-chip Mid-IR generation is highly effective, and that it works even at low CW powers and power densities.

Fabrication Objective

Identify a diode laser manufacturer to develop and fabricate Mid-range IR (4-5 um) semiconductor laser. The manufacturer will be expected to demonstrate and optimize the technology to achieve greater than 10 W of average power in the 4-5 um wavelength band.

Tasks

QPC shall design and fabricate 10 W 4-5 um diode bar source. The fabrication of these devices shall encompass the following:

1. Modification of the layer design of their current diode laser technology for phase matching to an OPO signal wavelength in the 4-5 um nm regime.

2. Integrate a distributed feedback grating and antireflective facet coatings into the modified design, to force lasing inside the phase-matching passband and to suppress laser oscillation outside the passband.

3. Integrate a narrow width, high power density structure into the cavity to enhance conversion efficiency. Candidate approaches include such ridge waveguides and buried heterostructures.

PROGRAM MANAGEMENT

The contractor shall implement and execute effective program management (PM) for this effort. The contractor shall identify a Technical Task Project Manager to manage the technical task efforts. The Project Manager responsibilities are as follows:

- Ensure proper technical task planning and control
- Identify and resolve technical and programmatic issues
- Facilitate technical interaction
- Plan, organize, and manage all resources to accomplish the project goals.

Specifically the contractor shall perform the following:

Provide technical personnel in support of the above contracts and SOO.

Travel to meetings in support of the above effort.

1. It is anticipated that there will be a meeting every six months that will take place outside the National Capital Region.

Deliverables

Hardware

- Demo 1W diffraction limited single frequency single emitter laser, 4.5 +- 0.5 micron
- 30 count **10 W average power** 4-5 um diode bars: anticipate 10 diode bars are each of the following wavelength; 4.3 um, 4.6 um, and 4.9 um. Wavelengths subject to change.
- A total of 9 single emitters at the 4.3 um (3), 4.6 um (3), and 4.9 um (3)

Reports

- Final Program Technical Report
- Technical Report for each major milestone
- Monthly status reports (technical and financial)

Section I - Contract Clauses

APPENDIX No. 2
4 pages

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	DEC 2001
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 1997
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JUL 1995
52.211-15	Defense Priority And Allocation Requirements	SEP 1990
52.215-2 Alt II	Audit and Records--Negotiation (Jun 1999) - Alternate II	APR 1998
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-12	Subcontractor Cost or Pricing Data	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	DEC 1998
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	OCT 1997
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data--Modifications	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-8	Fixed Fee	MAR 1997
52.216-18	Ordering	OCT 1995
52.216-19	Order Limitations	OCT 1995
52.216-22	Indefinite Quantity	OCT 1995
52.222-2	Payment For Overtime Premiums	JUL 1990
52.222-3	Convict Labor	AUG 1996
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	APR 2002
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	DEC 2001
52.223-5	Pollution Prevention and Right-to-Know Information	APR 1998
52.223-6	Drug Free Workplace	MAY 2001
52.223-10	Waste Reduction Program	AUG 2000
52.223-14	Toxic Chemical Release Reporting	OCT 2000
52.225-8	Duty-Free Entry	FEB 2000
52.225-13	Restrictions on Certain Foreign Purchases	JUL 2000
52.227-1 Alt I	Authorization And Consent (Jul 1995) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996

	52.227-10	Filing Of Patent Applications--Classified Subject Matter	APR 1984
	52.227-11	Patent Rights--Retention By The Contractor (Short Form)	JUN 1997
	52.228-7	Insurance--Liability To Third Persons	MAR 1996
	52.230-2	Cost Accounting Standards	APR 1998
	52.230-6	Administration of Cost Accounting Standards	NOV 1999
	52.232-9	Limitation On Withholding Of Payments	APR 1984
	52.232-17	Interest	JUN 1996
	52.232-18	Availability Of Funds	APR 1984
	52.232-20	Limitation Of Cost	APR 1984
	52.232-22	Limitation Of Funds	APR 1984
	52.232-23	Assignment Of Claims	JAN 1986
	52.232-25	Prompt Payment	FEB 2002
	52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	MAY 1999
	52.233-1 Alt I	Disputes (Jul 2002) - Alternate I	DEC 1991
	52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
	52.242-13	Bankruptcy	JUL 1995
	52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
	52.243-2 Alt V	Changes--Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
	52.243-7	Notification Of Changes	APR 1984
	52.244-2 Alt I	Subcontracts (Aug 1998) - Alternate I	AUG 1998
	52.244-5	Competition In Subcontracting	DEC 1996
	52.244-6	Subcontracts for Commercial Items and Commercial Components	APR 2003
	52.245-5 Alt I	Government Property (Cost-Reimbursement, Time-and-Material, Or Labor-Hour Contracts) (Jan 1996) Alternate I	JUL 1985
	52.245-18	Special Test Equipment	FEB 1993
	52.245-19	Government Property Furnished "As Is"	APR 1984
*	52.249-6	Termination (Cost Reimbursement)	SEP 1996
	52.249-14	Excusable Delays	APR 1984
**	52.251-1	Government Supply Sources	APR 1984
	52.252-4	Alterations in Contract	APR 1984
	52.252-6	Authorized Deviations In Clauses	APR 1984
	52.253-1	Computer Generated Forms	JAN 1991
	252.201-7000	Contracting Officer's Representative	DEC 1991
	252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	MAR 1999
	252.203-7002	Display Of DOD Hotline Poster	DEC 1991
	252.204-7000	Disclosure Of Information	DEC 1991
	252.204-7003	Control Of Government Personnel Work Product	APR 1992
	252.204-7004	Required Central Contractor Registration	NOV 2001
	252.204-7005	Oral Attestation of Security Responsibilities	NOV 2001
	252.208-7000	Intent To Furnish Precious Metals As Government--Furnished Material	DEC 1991
	252.209-7000	Acquisition From Subcontractors Subject To On-Site Inspection Under The Intermediate Range Nuclear Forces (INF) Treaty	NOV 1995
	252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
	252.215-7000	Pricing Adjustments	DEC 1991
	252.215-7002	Cost Estimating System Requirements	OCT 1998
	252.219-7011	Notification to Delay Performance	JUN 1998
	252.223-7004	Drug Free Work Force	SEP 1988
*	52.246-8	Inspection of Research and Development Cost Reimbursement	MAY 2001
**	52.252-2	Clauses Incorporated by Reference	FEB 1998

252.223-7006	Prohibition On Storage And Disposal Of Toxic And Hazardous Materials	APR 1993
252.225-7012	Preference For Certain Domestic Commodities	FEB 2003
252.225-7016	Restriction On Acquisition Of Ball and Roller Bearings	APR 2003
252.225-7031	Secondary Arab Boycott Of Israel	APR 2003
252.227-7013	Rights in Technical Data--Noncommercial Items	NOV 1995
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	JUN 1995
252.227-7019	Validation of Asserted Restrictions--Computer Software	JUN 1995
252.227-7022	Government Rights (Unlimited)	MAR 1979
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends	JUN 1995
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7034	Patents--Subcontracts	APR 1984
252.227-7036	Declaration of Technical Data Conformity	JAN 1997
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	SEP 1999
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	MAR 2000
252.245-7001	Reports Of Government Property	MAY 1994
* 252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000
252.249-7000	Special Termination Costs	DEC 1991
252.249-7002	Notification of Anticipated Program Termination or Reduction	DEC 1996
252.251-7000	Ordering From Government Supply Sources	OCT 2002
252.246-7001	Warranty Of Data	DEC 1991

CLAUSES INCORPORATED BY FULL TEXT

52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within thirty (30) days.

(End of clause)

52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within thirty (30) days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least sixty

(60) days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed five years.

(End of clause)

APPENDIX NO. 3
3 pages

H-8 ORGANIZATIONAL CONFLICT OF INTEREST (OCI) (JAN 2001)

a. Purpose: The primary purpose of this clause is to aid in ensuring that:

(1) the Contractor's scientific objectivity and judgment are not biased because of its present, or currently planned interests (financial, contractual, organizational, or otherwise) which relate to work under this contract;

(2) the Contractor does not obtain an unfair competitive advantage by virtue of its access to non-public information regarding the Government's program plans and actual or anticipated resources;

(3) the Contractor does not obtain any unfair competitive advantage by virtue of its access to proprietary information belonging to others.

b. Scope: The restrictions described herein shall apply to performance or participation by the Contractor and any of its affiliates or their successors in interest (hereinafter collectively referred to as "Contractor") in the activities covered by this clause as prime Contractor, subcontractor, co-sponsor, joint venture, consultant, or in any similar capacity. The term "proprietary information" for purposes of this clause is any information considered so valuable by its owners that it is held secret by them and their licensees. Information furnished voluntarily by the owner without limitations on its use, or which is available without restrictions from other sources, is not considered proprietary.

(1) Maintenance of Objectivity: The Contractor shall be ineligible to participate in any capacity in contracts, subcontracts, or proposals thereof (solicited or unsolicited) which stem directly from the Contractor's performance of work under this contract. Furthermore, unless so directed in writing by the Contracting Officer, the Contractor shall not perform any services under this contract on any of its own products or services, or the products or services of another firm if the Contractor is, or has been, substantially involved in their development or marketing. In addition, if the Contractor under this contract prepares a complete, or essentially complete, Statement of Work (SOW), or other form of solutions, functions, requirements or specifications document, or their supporting technical analyses, assessments or systems engineering, to be used, directly or indirectly, in competitive acquisitions, the Contractor shall be ineligible to perform or participate in any capacity in any contractual effort

which is based on such SOW or specifications. Nothing in this subparagraph shall preclude the Contractor from competing for follow-on contracts involving the same or similar services based on such a SOW or specification.

2) Access To and Use of Government Information: If the Contractor, in the performance of this contract, obtains access to information such as plans, policies, reports, studies, financial plans, or data which has not been released or otherwise made available to the public, the Contractor agrees that without prior written approval of the Contracting Officer, it shall not: (a) use such information for any private purpose unless the information has been released or otherwise made available to the public, (b) compete for work based on such information for a period of one year after the completion of this contract, or until such information is released or otherwise made available to the public, whichever occurs first, (c) submit an unsolicited proposal to the Government which is based on such information until one (1) year after such information is released or otherwise made available to the public, or (d) release such information unless such information has previously been released or otherwise made available to the public by the Government.

(3) Access To and Protection of Proprietary Information: The Contractor agrees that, to the extent it receives or is given access to proprietary data, trade secrets, or other confidential or privileged technical, business, or financial information (hereinafter referred to as "proprietary data") under this contract, it shall treat such information in accordance with any restrictions imposed on such information. The Contractor further agrees to enter into a written agreement for the protection of the proprietary data of others and to exercise diligent effort to protect such proprietary data from unauthorized use or disclosure. In addition, the Contractor shall obtain from each employee who has access to proprietary data under this contract, a written agreement which shall in substance provide that such employee shall not, during his/her employment by the Contractor or thereafter, disclose to others or use for their benefit, proprietary data received in connection with the work under this contract. The Contractor will educate its employees regarding the philosophy of Part 9.505-4 of the Federal Acquisition Regulation so that they will not use or disclose proprietary information or data generated or acquired in the performance of this contract except as provided herein.

c. Subcontracts: The Contractor shall include this or substantially the same clause, including this paragraph, in consulting agreements and subcontracts of all tiers. The terms "Contract", "Contractor", and "Contracting Officer", will be appropriately modified to preserve the Government's rights.

d. Representations and Disclosures:

(1) The Contractor represents that it has disclosed to the Contracting Officer, prior to award, all facts relevant to the existence or potential existence of organizational conflict of interest as that term is used in FAR Subpart 9.5. To facilitate disclosure and Contracting Officer approval, the Contractor shall complete an OCI Analysis/Disclosure Form (Section J, Attachment 4) for each BMDO, BMD, and BMD-related contract or subcontract.

(2) The Contractor represents that if it discovers an organizational conflict of interest or potential conflict of interest after award, a prompt and full disclosure shall be made in writing to the Contracting Officer. This disclosure shall include a description of the action the Contractor has taken or proposes to take in order to avoid or mitigate such conflicts.

e. Remedies and Waiver:

(1) For breach of any of the above restrictions or for non-disclosure or misrepresentation of any relevant facts required to be disclosed concerning this contract, the Government may terminate this contract for default, disqualify the Contractor for subsequent related contractual efforts, and pursue such other remedies as may be permitted by law or this contract. If, however, in compliance with this clause, the Contractor discovers and promptly reports an organizational conflict of interest (or the potential thereof) subsequent to contract award, the Contracting Officer may terminate this Contract for convenience if such termination is deemed to be in the best interest of the Government.

2) The parties recognize that this clause has potential effects which will survive the performance of this contract and that it is impossible to foresee each circumstance to which it might be applied in the future. Accordingly, the Contractor may at any time seek a waiver from the Director, BMDO, (via the Contracting Officer) by submitting a full written description of the requested waiver and the reasons in support thereof.

f. Modifications: Prior to contract modification, when the SOW is changed to add new work or the period of performance is significantly increased, the Contracting Officer will request and the Contractor is required to submit either an organizational conflict of interest disclosure or an update of the previously submitted disclosure or representation.

Quintessence Photonics Corporation

15632 Roxford Street
Sylmar, CA 91342-1265
818-986-0000
818-833-1342 fax
www.QPClasers.com

Mid-IR Semiconductor Laser-OPO Program

Statement of Objectives
QPC has empirically demonstrated the operating principle of a new type of semiconductor optical parametric oscillator (OPO) to be used for a source of >10 watts at 4-5 micron from a from a single semiconductor chip at room temperature. The results clearly point to major advantages over existing sources in efficiency, cost, complexity, ruggedness and extended spectral range because our design, unlike other mid-infrared laser technology, requires no cryogenic cooling. Our devices can be manufactured inexpensively using the established semiconductor laser and optoelectronic component manufacturing processes.

Our proof of principal measurements have demonstrated that the phase matching required for on-chip Mid-IR generation is highly effective, and that it works even at low CW powers and power densities. The key components of a program to extend existing results and result in a practical mid-infrared laser are:

1. Modification of layer designs to achieve phase matching to an OPO signal wavelength in the 4000 – 5000 nm regime,
2. Introduction of a distributed feedback grating and suitable facet coatings to force lasing inside the phase-matching passband, to suppress laser oscillation outside the passband, and to resonantly enhance the OPO signal, and
3. Implementation of the OPO in a narrow width, high power density structure such as a ridge waveguide or buried heterostructure to enhance conversion efficiency.

Funding required: $800k over 12 months

Program goal: Demonstrate laser devices with 1W average power, >10W peak power, diffraction limited, single frequency, single emitter semiconductor laser, 4.5 +- 0.5 micron at room temperature, >10W average by using a bar device geometry

Activity: All tasks are expected to be performed at Quintessence Photonics' facility.

Task 1: Analysis and Numerical Laser Modeling

1.1. Description: We will design an OPO for signal wavelengths of 4.3, 4.6, and 4.9 micron including photomask design, epitaxial design, optical design. We will extend the one-dimensional models used previously to three-dimensional models with more predictability. Besides the nonlinear optics, these models include semiconductor carrier physics (including heterostructure and quantum well effects) as well as thermal effects. Modeling will investigate not only idealized designs, but sensitivity analyses will also be performed to create robust designs with broad manufacturing tolerances. We will develop our own software routines, but will leverage commercially available software such as partial differential equation solvers whenever possible.

1.2. Timing: 0-3 months

15632 Roxford Street
Sylmar, CA 91342-1265
818-986-0000
818-833-1342 fax
www.QPClasers.com

1.3. Deliverables: At 3 months: Report analyzing the modeling results to include
   - Description of preliminary designs
   - Calculation of expected threshold current, output power at each wavelength
   - Risk assessment: There exists a low technical/timing risk that the modeling would show that no practical laser design is possible using standard epitaxial material designs

1.4. Funding estimate: $120k

Task 2: Process development and Material Characterization

2.1 Description: Although we have already developed many of the processes that we will require for this development, we will need to develop processes for the growth by MOCVD of low doped InGaAsP and AlGaAs alloys in order to reduce free-carrier absorption in the mid-IR. We will grow low absorption intrinsic material, and if necessary will use transition metal dopants to reduce free carrier concentration. Characterization tools including photoluminescence, electrochemical and Hall profiling may be used in this development. We anticipate the need to build specialized optical characterization equipment to low levels of optical absorption loss. In addition, these waveguides will incorporate DFB diffraction gratings with more than one period, and process development will be conducted on the holographic fabrication with a combination of wet chemical and dry (CH_4/H_2 RIE) etching, as appropriate.

2.2 Timing: 0-6 months

2.3 Deliverables: At 6 months: Report to include
   - Process flow summary
   - Data package with wafer characterization (i.e. photoluminescence) that gauges quality of epitaxial growth and validating capability of fabrication processes
   - Risk assessment: There exists a low/moderate technical/timing risk that the growth process would produce material with insufficient quality to achieve the targeted performance goals
   - Funding estimate: $280k

Task 3: Fabrication

3.1 Description: We will conduct the InGaAsP and AlGaAs epixatial growth by MOCVD. The device waveguides will incorporate DFB diffraction gratings which will be fabricated holographically with a combination of wet chemical and dry (CH_4/H_2 RIE) etching. The devices will be mounted onto industry standard single emitter and bar heat sinks.

3.2 Timing: 7-11 months

3.3 Deliverables: At 11 months: Report summarizing device initial device performance including
   - Light-current and spectral data for prototypes at each of three wavelengths
   - Comparison to program goals

15632 Roxford Street
Sylmar, CA 91342-1265
818-986-0000
818-833-1342 fax
www.QPClasers.com

- Risk assessment: There exists a moderate technical/timing risk that the fabricated devices would achieve the targeted performance goal of 1W single mode at the 3 wavelengths

3.4 Funding estimate: $280k

Task 4: Characterization

4.1 Description: Our existing near-IR laser characterization equipment is not suitable for characterization of devices in the mid-IR. We will construct the required specialized characterization equipment to permit characterization of power, beam quality, near/far fields and spectrum as a function of operating temperature and CW/pulse drive conditions.

4.2 Timing: 7-12 months

4.3 Deliverables at 12 months

- Demo 1W diffraction limited single frequency single emitter laser, 4.5 +- 0.5 micron
- 30 count 10 W average power 4-5 um diode bars: anticipate 10 diode bars are each of the following wavelength; 4.3 um, 4.6 um, and 4.9 um. Wavelengths subject to change.
- A total of 9 single emitters at the 4.3 um (3), 4.6 um (3), and 4.9 um (3)
- Final Program Technical Report

4.4 Funding estimate: $120k

Other Deliverables: Monthly financial and technical reports

Points of contact:

Dr. Paul Rudy, VP Marketing and Sales	Dr. Jeffrey Ungar, CEO
prudy@qpclasers.com	jungar@qpclasers.com
818-833-4688	818-833-4664

QPC COST SUMMARY	Hours	Rate	Dollars	Subtotals	Burdened Subtotals	Total
Direct Labor: Engineering (Scientist)	661	$ 70.00	$ 46,270.00			
Direct Labor: Engineering (Engineer)	761	$ 45.00	$ 34,245.00			
Subtotal Direct Engineering Labor				$ 80,515.00		
Engineering Overhead		170.3%		$ 137,143.88		
Direct Labor: Manufacturing (Technician)	460	$ 30.00	$ 13,800.00			
Direct Labor: Manufacturing (Operator)	361	$ 22.00	$ 7,942.00			
Subtotal Direct Manufacturing Labor				$ 21,742.00		
Manufacturing Overhead		294.3%		$ 63,993.95		
Burdened Labor					$ 303,394.84	
Direct Materials: Wafer Fabrication Materials			$ 45,000.00			
Direct Materials: Packaging Materials, Optics			$ 30,000.00			
Subtotal Direct Materials				$ 75,000.00		
Materials Overhead		0.0%		$ -		
Burdened Materials					$ 75,000.00	
Other Direct (Travel)			$ -			
General & Administrative		96.7%			$ 365,781.68	
Profit		7.50%			$ 55,813.24	
Total Estimated Cost						$ 799,989.75

Note:

Rates shown are calculated from rates on adjoining worksheet entitled "Rates."

Rates used in this calculation reflect the fact that the work will be performed for 8 months in 2006 and 4 months in 2007.

LIST OF APPENDICES

Appendix 1	Statement of Work
Appendix 2	FAR/DFAR Clauses
Appendix 3	OCI Clause
Appendix 4	Seller's Technical and Cost Proposal